Exhibit 10.1
PURCHASE AND SALE AGREEMENT
     This Purchase and Sale Agreement (“Agreement”) is made as of this 15th day of September, 2006 between PawnMart, Inc. (“Buyer”) and Ancora Securities, Inc. (“Broker”). Sometimes Buyer and Broker are referred to herein individually as a “party” and collectively as the “parties.”
     WHEREAS, 3,050,000 Series A Convertible Preferred Shares (the “Shares”) of Integrity Mutual Funds, Inc. (“Integrity”) are issued and outstanding, and are currently held of record by approximately eight shareholders (the “Sellers”).
     WHEREAS, Buyer desires to purchase up to 3,050,000 Shares that are delivered by Broker under the terms of this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Shares. Broker will arrange to deliver Shares certificates, each endorsed in blank or accompanied by a stock power executed in blank, in proper form for transfer to Buyer representing a minimum of 2,000,000 Shares (“Minimum Shares”) and a maximum of 3,050,000 Shares (“Maximum Shares”). Buyer agrees to buy all Shares delivered by Broker.
     2. Purchase Price. Buyer will pay $0.50 per share for Shares purchased, payable by wire transfer on the Closing Date.
     3. Closing Date. The purchase of the Shares by the Buyer will occur on or about October 1, 2006.
     4. Deposit. Buyer will make a deposit of $30,000.00 (“Deposit”) with Broker. The Deposit will be applied toward the purchase price of the Shares and will be refunded to Buyer if Broker fails to deliver the Minimum Shares for purchase on the Closing Date. The Deposit will be forfeited to the Broker if Broker delivers at least the Minimum Shares but Buyer fails to purchase such Shares.
     5. Dividends. Buyer will pay Broker the prorated amount of dividends on the Shares that have been accrued but not yet paid as of the Closing Date. Broker will distribute such amount pro rata among the Sellers.
     6. Representations and Warranties by Sellers. Each Seller will be required on the Closing Date to deliver a letter containing representations and warranties with regard to (i) title to the Shares held of record by each such Seller, (ii) the right of such Seller to transfer such Shares to Buyer free and clear of any and all liens and other encumbrances, and (iii) compliance by such Seller with all applicable federal and state securities laws in connection with the sale of the Shares to Buyer.

     7. Representations and Warranties of Broker. Broker represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) and a registered broker-dealer under the Securities Exchange Act of 1934, as amended and under state securities laws of the applicable states in which the Shares will be solicited for sale. Broker covenants and agrees to solicit offers to sell the Shares from the Sellers in such a manner so as not to render unavailable the exemptions from registration and qualification requirements under federal and applicable state securities laws relied upon in connection with such solicitation.
     8. Indemnification by Broker. Broker shall indemnify and hold harmless Buyer and Buyer’s directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws), and their respective heirs, personal representatives and assigns, and each of them (collectively the “Buyer Indemnified Persons”), jointly and severally, against any and all losses, claims, damages, liabilities, costs, expenses or actions (including attorneys’ and experts’ fees) to which the Buyer Indemnified Persons may become subject, under the Securities Exchange Act of 1934, as amended or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including attorneys’ and experts’ fees), or any actions in respect thereof, arise out of or are based upon (a) any statement made, either orally or in a writing, by the Broker to Sellers not authorized in writing by Buyer; and shall reimburse any legal or other expenses reasonably incurred by any of the Buyer Indemnified Persons in connection with investigating or defending any such losses, claims, damages, liabilities, costs, expenses, or actions; or (b) any breach by Broker of any of its warranties, representations, covenants or agreements set forth in this Agreement. Broker’s obligations under this Section 8 shall survive the termination of this Agreement.
     9. No Commissions. Broker will not be entitled to commissions or any other remuneration for its services under this Agreement.
     10. Notices.
          (a) Any notice under this Agreement must be written. Notices must be either (i) hand delivered to the address set forth below for the recipient; or (ii) placed in the United States mail, certified, return receipt requested, addressed to the recipient as specified below; or (iii) deposited with an overnight delivery service, addressed to the recipient as specified below; or (iv) telecopied by facsimile transmission to the party at the telecopy number listed below, provided that the transmission is confirmed by telephone on the date of the transmission and is followed with a copy sent by overnight delivery or regular mail to the address specified below. Any mailed notice is effective upon deposit with the United States Postal Service or the overnight delivery service, as applicable; all other notices are effective upon receipt.

          (b) Buyer’s address for all purposes under this Agreement is:

PawnMart, Inc.
6400 Atlantic Boulevard, Suite 190
Norcross, Georgia 30071
Attention:	Jeffrey A. Cummer
Telephone:	678-720-0660
Telecopy:	678-720-0671
               with a copy to:

Margaret E. Holland
Holland, Johns, Schwartz & Penny, L.L.P.
306 West Seventh Street, Suite 500
Fort Worth, Texas 76102
Telephone:	817-335-1050
Telecopy:	817-332-3140
          (c) Broker’s address for all purposes under this Agreement is:

Ancora Securities, Inc.
2000 Auburn Drive, Suite 300
Cleveland, Ohio 44122
Attention:	Richard Barone
Telephone:	216-825-4000
Telecopy:	216-825-4011
          (d) Either party may designate another address for this Agreement by giving the other party at least five (5) business days’ advance notice of its address change. A party’s attorney may send notices on behalf of that party, but a notice is not effective against a party if sent only to that party’s attorney.
     11. General.
          (a) Terminology. The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement. Wherever required by context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.
          (b) Entire Agreement. This Agreement constitutes the only agreement between the parties relating to the subject matter of this Agreement and no prior or contemporaneous representations, promises, understandings or agreements, oral or otherwise, not herein contained shall be of any force or effect.
          (c) Waiver. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

          (d) Amendment. This Agreement may be amended only by an instrument in writing signed by all the parties.
          (e) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. In lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
          (f) Attorneys’ Fees and Costs. If any action at law or in equity is necessary to enforce or construe this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, costs and other disbursements reasonably incurred in such action in addition to all other relief to which the prevailing party may be entitled.
          (g) Binding Effect. This Agreement is binding upon and inures to the benefit of the parties, their successors and permitted assigns.
          (h) No Assigns. This Agreement and the rights and obligations hereunder are not assignable without the prior written consent of the other party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          (i) Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effect the purposes of this Agreement.
          (j) Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas. Tarrant County, Texas shall be the venue for resolution of disputes hereunder, and Broker hereby submits to the jurisdiction of said venue.
          (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become binding upon the parties hereto when one or more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed in multiple counterparts as of the day and year first above written.

BUYER:	PAWNMART, INC.
	By:	/s/ Dwayne A. Moyers
Dwayne A Moyers, Executive Vice President

BROKER:	ANCORA SECURITIES, INC.
	By:	/s/ Richard Barone
Richard Barone, Chairman